EXHIBIT 99.1

Contacts: URS Corporation Sam Ramraj Vice President, Investor Relations (415) 774-2700	Sard Verbinnen & Co Hugh Burns/Jamie Tully/Briana Kelly (212) 687-8080

URS CORPORATION REPORTS THIRD QUARTER 2010 RESULTS

Net Income Increased 8.7% and EPS Up 10.1%
From Third Quarter of 2009

Total Book of Business and Backlog Increase over Previous Quarter

SAN FRANCISCO, CA – November 9, 2010 – URS Corporation (NYSE: URS) today reported its financial results for the third quarter of fiscal 2010, which ended on October 1, 2010.  Revenues for the quarter were $2.34 billion, compared with the $2.32 billion recorded during the third quarter of 2009.  Net income was $70.4 million, an 8.7% increase from $64.8 million in the third quarter of 2009.  Diluted earnings per share (“EPS”) were $0.87, a 10.1% increase from EPS of $0.79 in the third quarter of last year.

URS’ results for the third quarter of fiscal 2010 included a previously announced non-cash asset impairment charge of $25.0 million pre-tax, or $0.18 per share on an after tax basis, on the net value of the Company’s joint venture on the SR-125 road project in California.  URS obtained its 50% position in the joint venture through its acquisition of Washington Group International, Inc. in November 2007.

Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated:  “URS performed very well during the quarter, with stable revenues and strong net income growth.  Our results reflect continued growth in our federal sector, where we are benefitting from strong demand for the engineering and construction services we provide, as well as increased demand in the infrastructure sector, particularly high speed rail, mass transit and flood control projects.  Conditions in the power and industrial and commercial sectors remain challenging as our clients continue to recover from the economic downturn, but we are encouraged by increasing signs of stability in these markets.”

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Mr. Koffel continued:  “Our outlook for the business remains favorable and is supported by strong growth in our book of business during the third quarter.  We also expect to benefit from our acquisition of Scott Wilson Group plc., which was completed in September, and has expanded our international business and provided valuable new capabilities, particularly in the global infrastructure markets.”

The Company ended the quarter with a book of business of $29.8 billion, compared with $28.0 billion at the end of the second quarter of 2010 and $29.4 billion at the end of fiscal 2009.  The Company’s backlog was $17.2 billion at the end of the third quarter of 2010, compared with $16.5 billion at the end of the second quarter of 2010 and $17.3 billion at the end of fiscal 2009.

URS’ revenues for the first nine months of 2010 were $6.80 billion, compared with revenues of $7.14 billion for the first nine months of 2009.  URS’ net income was $227.9 million, compared with the $235.4 million reported in the year-ago period, and diluted EPS was $2.79, compared with $2.87 reported for the first nine months of 2009.  Excluding the gain from the sale of the Company’s equity interest in MIBRAG mbH (“MIBRAG”), a German mining and power business, in June 2009, URS’ net income for the first nine months of 2009 was $204.8 million and EPS was $2.50.  A reconciliation of net income and EPS with and without the net gain from the MIBRAG sale is attached to this release and provided in URS’ Reconciliation Schedule available on the investor relations section of the Company’s web site at http://investors.urscorp.com.  Financial results for the first nine months of 2010 included a net tax benefit of $42.1 million, which was recorded in the first quarter, as a result of the Company’s decision to reinvest all of the earnings of its international operations indefinitely.

Business Segment Results

In addition to providing consolidated financial results, URS reports separate financial information for its three segments:  Infrastructure & Environment, Federal Services, and Energy & Construction.  The Infrastructure & Environment segment includes program management, planning, design and engineering, construction management, and operations and maintenance services in the federal, infrastructure, and industrial and commercial markets.  The Infrastructure & Environment segment also includes financial results for the former Scott Wilson Group plc., from the date of its acquisition by URS on September 10, 2010.  The Federal Services segment primarily includes program management, planning, systems engineering and technical assistance, construction and construction management, operations and maintenance, and decommissioning and closure services to the U.S. Departments of Defense, State, Homeland Security and Treasury, NASA and other federal agencies.  The Energy & Construction segment includes program management, planning, design, engineering, construction and construction management, operations and maintenance, and decommissioning and closure services to clients in the power, infrastructure, industrial and commercial, and federal markets.

Infrastructure & Environment.  For the third quarter of 2010, the Infrastructure & Environment segment reported revenues of $818.2 million and operating income of $66.4 million, compared to revenues of $793.0 million and operating income of $56.0 million for the corresponding period in 2009.

Federal Services.  For the third quarter of 2010, the Federal Services segment reported revenues of $645.2 million and operating income of $50.5 million, compared to revenues of $653.5 million and operating income of $39.4 million for the corresponding period in 2009.

Energy & Construction.  For the third quarter of 2010, the Energy & Construction segment reported revenues of $898.6 million and operating income of $66.8 million, compared to revenues of $886.4 million and operating income of $26.7 million for the corresponding period in 2009.

Outlook for the Remainder of Fiscal 2010

URS now expects that fiscal 2010 revenues will be between $9.3 billion and $9.5 billion  and that its tax rate for the 2010 fiscal year will be approximately 32%. The Company reaffirmed its expectation that EPS for fiscal 2010 will be between $3.65 and $3.75 per share on a diluted basis, including the asset impairment charge related to SR-125.  URS now expects that fully diluted weighted-average shares outstanding for 2010 will be approximately 81.5 million.

Webcast Information

URS will host a dial-in conference call on Wednesday, November 10, 2010 at 11:00 a.m. (ET) to discuss its third quarter fiscal 2010 results.  A live webcast of this call will be available on the investor relations portion of URS’ website at http://investors.urscorp.com.

URS Corporation (NYSE: URS) is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world.  The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; and decommissioning and closure services.  URS provides services for power, infrastructure, industrial and commercial, and federal projects and programs.  Headquartered in San

Francisco, URS Corporation has approximately 46,500 employees in a network of offices in more than 40 countries (www.urscorp.com).

TABLES TO FOLLOW
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Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues, future business projects, future net income and earnings per share, future backlog and book of business, future tax rates, future outstanding shares, expected benefits from our recent acquisition of Scott Wilson Group plc and other future business, economic and industry trends and conditions.  We believe that our expectations are reasonable and are based on reasonable assumptions; however, we caution you against relying on any of our forward-looking statements as such forward-looking statements by their nature involve risks and uncertainties.  A variety of factors, including but not limited to the following, could cause our business and financial results, as well as the timing of events, to differ materially from those expressed or implied in our forward-looking statements:  declines in client spending; changes in our book of business; our compliance with government contract procurement regulations; integration of acquisitions; employee, agent or partner misconduct; our ability to procure government contracts; liabilities for pending and future litigation; environmental liabilities; availability of bonding and insurance; our reliance on government appropriations; unilateral termination provisions in government contracts; our ability to make accurate estimates and assumptions; our accounting policies; workforce utilization; our and our partners’ ability to bid on, win, perform and renew contracts and projects; liquidated damages; our dependence on partners, subcontractors and suppliers; customer payment defaults; our ability to recover on claims; impact of target and fixed-priced contracts on earnings; the inherent dangers at our project sites; impairment of our goodwill; the impact of changes in laws and regulations; nuclear indemnifications and insurance; misstatements in expert reports; a decline in defense spending; industry competition; our ability to attract and retain key individuals; retirement plan obligations; our leveraged position and the ability to service our debt; restrictive covenants in our credit agreement; risks associated with international operations; business activities in high security risk countries; third-party software risks; natural and man-made disaster risks; our relationships with labor unions; our ability to protect our intellectual property rights; anti-takeover risks and other factors discussed more fully in our Form 10-Q for the period ended October 1, 2010 as well as in other reports subsequently filed from time to time with the United States Securities and Exchange Commission.  The forward-looking statements represent our current intentions as of the date on which it was made and we assume no obligation to revise or update any forward-looking statements.

2BURS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
4B(In thousands, except per share data)

	October 1, 2010	January 1, 2010
ASSETS
Current assets:
Cash and cash equivalents	$556,510	$720,621
Short-term investments	450	30,682
Accounts receivable, including retentions of $69,399 and $41,771, respectively	1,119,263	924,271
Costs and accrued earnings in excess of billings on contracts	1,224,082	1,024,215
Less receivable allowances	(56,870)	(47,651)
Net accounts receivable	2,286,475	1,900,835
Deferred tax assets	64,391	98,198
Other current assets	164,879	130,484
Total current assets	3,072,705	2,880,820
Investments in and advances to unconsolidated joint ventures	54,234	93,874
Property and equipment at cost, net	275,766	258,950
Intangible assets, net	531,047	425,860
Goodwill	3,402,428	3,170,031
Other assets	90,908	74,881
Total assets	$7,427,088	$6,904,416
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$73,115	$115,261
Accounts payable and subcontractors payable, including retentions of $42,351 and $51,475, respectively	638,595	586,783
Accrued salaries and employee benefits	496,261	435,456
Billings in excess of costs and accrued earnings on contracts	264,111	235,268
Other current liabilities	206,152	156,746
Total current liabilities	1,678,234	1,529,514
Long-term debt	716,015	689,725
Deferred tax liabilities	325,874	324,711
Self-insurance reserves	110,629	101,338
Pension and post-retirement benefit obligations	245,628	172,248
Other long-term liabilities	159,841	136,415
Total liabilities	3,236,221	2,953,951
Commitments and contingencies
URS stockholders’ equity:
Preferred stock, authorized 3,000 shares; no shares outstanding	—	—
Common stock, par value $.01; authorized 200,000 shares; 86,820 and 86,071 shares issued, respectively; and 82,768 and 84,019 shares outstanding, respectively	868	860
Treasury stock, 4,052 and 2,052 shares at cost, respectively	(169,267)	(83,810)
Additional paid-in capital	2,910,951	2,884,941
Accumulated other comprehensive loss	(29,103)	(49,239)
Retained earnings	1,380,999	1,153,062
Total URS stockholders’ equity	4,094,448	3,905,814
Noncontrolling interests	96,419	44,651
Total stockholders’ equity	4,190,867	3,950,465
Total liabilities and stockholders’ equity	$7,427,088	$6,904,416

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URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	October 1, 2010	October 2, 2009	October 1, 2010	October 2, 2009
Revenues	$2,340,084	$2,318,525	$6,796,947	$7,136,771
Cost of revenues	(2,136,495)	(2,217,054)	(6,344,979)	(6,765,745)
General and administrative expenses	(21,493)	(17,943)	(54,929)	(56,635)
Acquisition-related expenses	(7,516)	—	(11,629)	—
Equity in income (loss) of unconsolidated joint ventures	(12,398)	20,703	36,520	79,048
Operating income	162,182	104,231	421,930	393,439
Interest expense	(9,456)	(10,994)	(23,881)	(37,643)
Other income, net	—	—	—	47,914
Income before income taxes	152,726	93,237	398,049	403,710
Income tax expense	(64,923)	(24,640)	(117,352)	(151,765)
Net income including noncontrolling interests	87,803	68,597	280,697	251,945
Noncontrolling interests in income of consolidated subsidiaries, net of tax	(17,414)	(3,840)	(52,760)	(16,580)
Net income attributable to URS	$70,389	$64,757	$227,937	$235,365

Earnings per share:
Basic	$.87	$.80	$2.81	$2.89
Diluted	$.87	$.79	$2.79	$2.87
Weighted-average shares outstanding:
Basic	81,054	81,418	81,216	81,419
Diluted	81,292	81,780	81,580	81,895

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
6B(In thousands)

	Three Months Ended		Nine Months Ended
	October 1, 2010	October 2, 2009	October 1, 2010	October 2, 2009
Cash flows from operating activities:
Net income including noncontrolling interests	$87,804	$68,597	$280,697	$251,945
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	19,385	21,313	59,048	66,958
Amortization of intangible assets	11,717	13,206	33,980	39,619
Amortization of debt issuance costs	2,152	1,921	7,134	5,915
Loss on settlement of foreign currency forward contract	—	—	—	27,675
Net gain on sale of investment in unconsolidated joint venture	—	—	—	(75,589)
Normal profit	(165)	(8,306)	(165)	(10,895)
Provision for doubtful accounts	47	3,456	1,915	6,415
Deferred income taxes	(2,260)	12,815	25,997	102,753
Stock-based compensation	11,566	11,395	32,322	30,184
Excess tax benefits from stock-based compensation	(51)	(216)	(3,402)	(1,983)
Equity in income/loss of unconsolidated joint ventures, less dividends received	47,866	(8,420)	33,995	(19,723)
Changes in operating assets, liabilities and other, net of effects of newly consolidated joint ventures:
Accounts receivable and costs and accrued earnings in excess of billings on contracts	(100,974)	(96,451)	(91,782)	40,817
Other current assets	24,178	(9,973)	4,931	(998)
Advances to unconsolidated joint ventures	(246)	6,636	(1,744)	14,984
Accounts payable, accrued salaries and employee benefits, and other current liabilities	135,279	110,810	4,324	(23,882)
Billings in excess of costs and accrued earnings on contracts	(10,898)	2,488	(42,231)	(9,818)
Other long-term liabilities	6,225	(267)	14,096	398
Other assets	1,748	(2,052)	(5,617)	3,381
Total adjustments and changes	145,569	58,355	72,801	196,211
Net cash from operating activities	233,373	126,952	353,498	448,156
Cash flows from investing activities:
Payments for a business acquisition, net of cash acquired	(287,999)	—	(287,999)	—
Cash related to newly consolidated joint ventures	—	—	20,696	—
Proceeds from disposal of property and equipment	726	49,654	4,158	53,362
Proceeds from sale of investment in unconsolidated joint venture, net of related selling costs	—	—	—	282,584
Payment in settlement of foreign currency forward contract	—	—	—	(273,773)
Receipt in settlement of foreign currency forward contract	—	—	—	246,098
Investments in unconsolidated joint ventures	(1,518)	(3,475)	(6,036)	(13,769)
Changes in restricted cash	(16,268)	(154)	(16,468)	(1,108)
Capital expenditures, less equipment purchased through capital leases and equipment notes	(15,285)	(13,202)	(34,065)	(34,455)
Purchases of short-term investments	—	(30,032)	—	(195,562)
Maturity of short-term investment	32	—	30,232	—
Net cash from investing activities	(320,312)	2,791	(289,482)	63,377

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – UNAUDITED (continued)
(In thousands)

	Three Months Ended		Nine Months Ended
	October 1, 2010	October 2, 2009	October 1, 2010	October 2, 2009
Cash flows from financing activities:
Payments on long-term debt	(77,328)	(102,624)	(82,389)	(215,030)
Net borrowings (payments) under lines of credit and short-term notes	4,606	(263)	4,014	(483)
Net change in overdrafts	(1,078)	(971)	(4,549)	3
Payments on capital lease obligations	(1,774)	(1,575)	(5,139)	(4,771)
Excess tax benefits from stock-based compensation	51	216	3,402	1,983
Proceeds from employee stock purchases and exercises of stock options	115	623	6,453	9,865
Net distributions to noncontrolling interests	(33,237)	13,791	(64,462)	(16,216)
Repurchases of common stock	(37,045)	(17,253)	(85,457)	(41,225)
Net cash from financing activities	(145,690)	(108,056)	(228,127)	(265,874)
Net increase (decrease) in cash and cash equivalents	(232,629)	21,687	(164,111)	245,659
Cash and cash equivalents at beginning of period	789,139	447,970	720,621	223,998
Cash and cash equivalents at end of period	$556,510	$469,657	$556,510	$469,657

Supplemental information:
Interest paid	$5,982	$8,032	$18,166	$31,802
Taxes paid	$18,772	$10,920	$25,405	$56,094
Taxes refunded	$—	$565	$—	$30,565

Supplemental schedule of noncash investing and financing activities:
Loan Notes issued and estimated consideration for vested shares exercisable in connection with an acquisition	$34,321	$—	$34,321	$—
Equipment acquired with capital lease obligations and equipment note obligations	$6,649	$1,775	$9,999	$5,463

URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULE OF THE IMPACT OF THE SALE OF EQUITY INVESTMENT IN MIBRAG

Net income and diluted EPS excluding the impact of the sale of equity investment in MIBRAG are not computed in accordance with generally accepted accounting principles (“GAAP”).  We presented these amounts to demonstrate the impact of the sale.  These non-GAAP measures may be useful to investors seeking to compare the actual or expected performance of our ongoing business with the actual performance of our business in prior periods.  Net income and diluted EPS excluding the impact of the sale of equity investment in MIBRAG should not be used as a substitute for net income and diluted EPS prepared in conformity with GAAP, or as a GAAP measure of profitability or cash flow.

Below is the reconciliation of net income and diluted EPS, before the impact of the sale of equity investment in MIBRAG, to GAAP net income and diluted EPS for the nine months ended October 2, 2009.  The impact of the sale of equity investment in MIBRAG includes the loss on settlement of our foreign currency forward contract of $27.7 million for the nine months ended October 2, 2009.  This foreign currency forward contract was used primarily as a hedge against our net investment in MIBRAG.

	Nine Months Ended October 2, 2009
(In millions, except per share data)	Net Income	Diluted EPS
Before the impact of the sale of equity investment in MIBRAG	$204.8	$2.50
Sale of equity investment in MIBRAG, net of tax	30.6	.37
Net income	$235.4	$2.87

URS CORPORATION AND SUBSIDIARIES
BOOK OF BUSINESS

	As of
(In billions)	October 1, 2010	January 1, 2010
Backlog by market sector:
Power	$1.2	$1.3
Infrastructure	2.7	2.6
Industrial and commercial	1.5	1.3
Federal	11.8	12.1
Total backlog	$17.2	$17.3

(In billions)	Infrastructure & Environment	Federal Services	Energy & Construction	Total
As of October 1, 2010
Backlog	$3.4	$6.6	$7.2	$17.2
Option years	0.6	2.4	2.0	5.0
Indefinite delivery contracts	3.9	2.9	0.8	7.6
Total book of business	$7.9	$11.9	$10.0	$29.8

As of January 1, 2010
Backlog	$2.7	$7.2	$7.4	$17.3
Option years	0.4	2.1	2.5	5.0
Indefinite delivery contracts	4.3	1.6	1.2	7.1
Total book of business	$7.4	$10.9	$11.1	$29.4

URS CORPORATION AND SUBSIDIARIES
REVENUES AND OPERATING INCOME BY SEGMENT

	Three Months Ended		Nine Months Ended
(In millions)	October 1, 2010	October 2, 2009	October 1, 2010	October 2, 2009
Revenues
Infrastructure & Environment	$818.2	$793.0	$2,344.4	$2,436.7
Federal Services	645.2	653.5	1,934.8	1,940.7
Energy & Construction	898.6	886.4	2,566.2	2,810.4
Inter-segment, eliminations and other	(21.9)	(14.4)	(48.5)	(51.0)
Total revenues	$2,340.1	$2,318.5	$6,796.9	$7,136.8
Operating income
Infrastructure & Environment	$66.4	$56.0	$172.3	$189.7
Federal Services	50.5	39.4	123.8	113.4
Energy & Construction	66.8	26.7	180.7	147.0
General and administrative expenses	(21.5)	(17.9)	(54.9)	(56.6)
Total operating income	$162.2	$104.2	$421.9	$393.5

URS CORPORATION AND SUBSIDIARIES
REVENUE BREAKDOWN BY SEGMENT

Three months ended October 1, 2010 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
Infrastructure & Environment	$40.0	$343.0	$177.3	$249.3	$809.6
Federal Services	—	—	644.9	—	644.9
Energy & Construction	234.7	133.4	356.6	160.9	885.6
Total	$274.7	$476.4	$1,178.8	$410.2	$2,340.1

Nine months ended October 1, 2010 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
Infrastructure & Environment	$108.3	$1,033.9	$512.3	$664.5	$2,319.0
Federal Services	—	—	1,933.4	—	1,933.4
Energy & Construction	735.0	394.6	913.5	501.4	2,544.5
Total	$843.3	$1,428.5	$3,359.2	$1,165.9	$6,796.9

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